CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Comparison of the Funds-Financial Highlights," "Additional Information-Independent Auditors" and "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 under the Securities Act of 1933 (File No. 333-60019) and under the Investment Company Act of 1940 (File No. 811-6669) of Merrill Lynch Fundamental Growth Fund, Inc. and to the incorporation by reference therein of our report dated October 3, 1997, with respect to the financial statements of Merrill Lynch Fundamental Growth Fund, Inc. for the year ended August 31, 1997.



                                                /s/ Ernst & Young LLP

Princeton, New Jersey
September 2, 1998